Exhibit 8.1

                        SIDLEY AUSTIN BROWN & WOOD LLP

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WASHINGTON, D.C.                                                     SHANGHAI
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                                                                   SINGAPORE
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                                                                     TOKYO

                               October 4, 2002


Vanderbilt Mortgage and Finance, Inc.        Vanderbilt ABS Corp.
500 Alcoa Trail                              500 Alcoa Trail
Maryville, Tennessee 37804                   Maryville, Tennessee 37804

Clayton Homes, Inc.
5000 Clayton Road
Maryville, Tennessee 37804


          Re:  Vanderbilt Mortgage and Finance, Inc.
               Manufactured Housing Contract Pass-Through Certificates Registration Statement on Form S-3
               -------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special federal income tax counsel to Vanderbilt Mortgage and Finance, Inc., a Tennessee corporation and Vanderbilt ABS Corp., a Delaware corporation (the "Registrants"), in connection with the issuance and sale of its Manufactured Housing Contract Pass-Through Certificates that evidence interests in certain pools of manufactured housing installment sales contracts (the "Certificates"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrants and a trustee to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrants with respect to the material federal income tax consequences of the proposed issuance of the Certificates. Our opinions are set forth in the first paragraph under the heading "Material Federal Income Tax Consequences - REMIC Series" and in the first paragraph under the heading "Material Federal Income Tax Consequences - Grantor Trust Series" in the prospectus and in the first paragraph under the heading "Material Federal Income Tax Consequences" in the prospectus supplement, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on the date hereof for the registration of such Certificates under the Act. In addition to our opinions above, the description under the headings "Material Federal Income Tax Consequences" in the prospectus and prospectus supplement discusses additional federal income tax considerations of the proposed issuance. Such description does not purport to discuss all possible federal income tax ramifications of the

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SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

Vanderbilt Mortgage and  Finance, Inc.
Vanderbilt ABS Corp.
Clayton Homes, Inc.
October 4, 2002
Page 2



proposed issuance, but with respect to the additional tax consequences which are discussed, it is our opinion that such description of additional tax consequences is accurate in all material respects.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal income tax counsel to the Registrants) under the headings "Material Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                       Very truly yours,



                                       /s/ Sidley Austin Brown & Wood LLP